Exhibit 99.1

BrandPartners Announces $3.6 Million in New Signed Contracts for Broad Range of its Design and Retail Marketing Services

Contracts for First Quarter 2005 Total $12.8 Million as Company Continues Growth in Burgeoning Financial Services Sector

NEW YORK--(BUSINESS WIRE)--March 30, 2005--BrandPartners Group, Inc. (OTCBB:BPTR - News), a provider of next-generation integrated retail environment services to the retail financial services sector, has announced the signing of $3.6 million in new contracts to provide integrated design and marketing services for several national and regional financial institutions. The announcement was made by James Brooks, President and CEO of BrandPartners.

The new contracts cover a variety of BrandPartner’s leading retail design services, across several of the Company’s departments. Services to be provided include furniture, design, design/build, merchandising, environmental graphics, market intelligence, merchandising analysis and branding. Together with previously announced recent contracts, the Company has announced so far $12.8 million in signed contracts for calendar 2005. “These latest contracts and the aggregate for the year demonstrate the strong and continued success BrandPartners has been generating as it develops new customers and extends commitments with existing customers,” said Mr. Brooks. “We have continued to execute our revenue and growth strategies across all of our vertical business areas. We believe that each new contract strengthens our competitive advantage and experience in providing merchandising and marketing services to help banks and other financial institutions redesign their in-store customer experiences and update their branding to reflect and enable the latest advances in their industry. Our comprehensive design, merchandising and building services allows BrandPartners to play a leading role in the financial services sector."

The newly announced contracts represent continuation of BrandPartners' growth strategy, and follow the Company's announcement last month of contracts through its Willey Brothers subsidiary in recent months for services totaling $9.2 million. The announcement also comes in the wake of the Company's recent report of record income and revenues for its 2004 fiscal year, showing the strongest annual gains in both revenue and income in the Company's history, with revenues for the 12 months ended Dec. 31, 2004 of $50.6 million, a 50% increase over the previous year.

About BrandPartners

BrandPartners, a BrandPartners Group Company, provides an integrated approach to customer environments through brand translations, business strategy, design-build services, retail display and in-branch communications products and services, from concept and design through implementation and training. BrandPartners installations are in more than 1,600 companies at more than 24,000 retail locations. The company serves domestic and international markets from its Rochester, N.H., home office, its New York design studio, and its London-based international subsidiary, BrandPartners Europe. BrandPartners also has regional U.S. offices in Seattle, Dallas, Atlanta, Charlotte, St. Louis, and Chicago. BrandPartners’ strategic partnerships include Button plc of London, an international design and tradeshow exhibit company. For more investor-specific information, including daily and historical Company stock quote data and recent news releases, please visit http://www.trilogy-capital.com/tcp/brandpartners. To read or download the Company's Investor Fact Sheet visit http://www.trilogy-capital.com/tcp/brandpartners/factsheet.html.

Cautionary Language

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such factors include among others: the Company's ability to successfully complete contracts and receive timely payment, continued services of executive officers of the Company and its subsidiary; the Company's ability to refinance or obtain an extension of its existing debt; its ability to continue to obtain waivers of covenants and other defaults under its debt instruments and credit facilities; its ability to identify appropriate acquisition candidates, finance and complete such acquisitions and successfully integrate acquired businesses; changes in its business strategies or development plans; competition; and its ability to grow within the financial services industries. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Contact:
Trilogy Capital Partners (Investor Relations)
Paul Karon, 800-342-1467
paul@trilogy-capital.com